                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-61(e)
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                             RACOTEK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pur-suant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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
                                       RS

                                 March 28, 1997

To Our Stockholders:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Racotek, Inc. to be held at the Minneapolis Marriott City Center located at 30 South Seventh Street, Minneapolis, Minnesota 55402, on Tuesday, May 13, 1997, at 11:00 a.m. Central time.

    The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

    It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                   [SIG]

                                          Michael A. Fabiaschi
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 RACOTEK, INC.
                           7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Racotek, Inc. (the "Company") will be held at the Minneapolis Marriott City Center located at 30 South Seventh Street, Minneapolis, Minnesota 55402 on Tuesday, May 13, 1997, at 11:00 a.m. Central time, for the following purposes:

         1. To elect six directors of the Company, each to hold office until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The following persons are the nominees for election as directors:

Yuval Almog                       Dixon R. Doll
Jamie B. Bader                    Michael A. Fabiaschi
Joseph B. Costello                Donald L. Lucas

         2. To consider and vote upon a proposal to approve an amendment to the Company's 1993 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,200,000 to 3,200,000 shares.

         3. To ratify the selection of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 17, 1997 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                   [SIG]

                                          Michael A. Fabiaschi
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

MINNEAPOLIS, MINNESOTA
MARCH 28, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                 RACOTEK, INC.
                           7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439

                            ------------------------

                                PROXY STATEMENT

                                 March 28, 1997

    The accompanying proxy is solicited on behalf of the Board of Directors of Racotek, Inc., a Delaware corporation (the "Company" or "Racotek"), for use at the Annual Meeting of Stockholders of the Company to be held at the Minneapolis Marriott City Center located at 30 South Seventh Street, Minneapolis, Minnesota 55402 on Tuesday, May 13, 1997, at 11:00 a.m. Central time (the "Meeting"). All proxies will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about March 28, 1997.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    At the close of business on March 17, 1997, the Company had 24,871,870 shares of Common Stock outstanding and entitled to vote. No shares of the Company's Preferred Stock were outstanding. Only holders of record of the Company's Common Stock at the close of business on March 17, 1997 (the "Record Date") will be entitled to vote at the Meeting. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. Holders of the Company's Common Stock are entitled to one vote for each share held as of the Record Date. Shares of Common Stock may not be voted cumulatively.

    With respect to proposal no. 1, the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors is required to approve the election of each of the six directors. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on proposal nos. 2 and 3 are required to approve these proposals. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Meeting who vote for or against the proposals, whether those stockholders vote "for," "against" or give no instructions, will be counted for purposes of determining the minimum number of affirmative votes required to approve proposal nos. 2 and 3, and the total number of shares cast "for" these proposals or giving no instructions will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of shares present and entitled to vote with respect to that matter. Accordingly, an abstention will have the same effect as a vote "against" the proposal. In the event that a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be considered present and entitled to vote with respect to that matter.

    In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting.

    The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Meeting, will be borne by the Company. Following the original mailing of the proxies and other soliciting materials, the Company will request that the brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of

Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers and regular employees of the Company. No additional compensation will be paid for any such services.

                            REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written instrument delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

NOMINEES

    At the Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Company's Board of Directors (the "Board") is currently set at six members, and six nominees will be elected at the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by the accompanying proxy will be voted for the election of each of the six nominees named below, unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

    The names of the six nominees, each of whom, except for Mr. Bader, is currently a director of the Company, and certain information about them as of March 17, 1997 are set forth below:

                      NAME                            AGE                        PRINCIPAL OCCUPATION
------------------------------------------------      ---      ---------------------------------------------------------
Yuval Almog(1)(2)(3)............................          46   Chairman of the Board of the Company and President of
                                                               Coral Group, Inc.

Jamie B. Bader..................................          37   Vice President and General Manager, Worldwide Data
                                                               Solutions Division of Motorola, Inc.

Joseph B. Costello..............................          43   President and Chief Executive Officer of Cadence Design
                                                               Systems, Inc.

Dixon R. Doll(2)................................          54   Venture Capitalist and Managing General Partner, Doll
                                                               Capital Management

Michael A. Fabiaschi(3).........................          41   President and Chief Executive Officer of the Company

Donald L. Lucas(1)(3)...........................          66   Venture Capitalist

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Executive Committee.

    Mr. Almog has been a director of the Company since May 1989 and has served as the Chairman of the Board of the Company since December 1992. Mr. Almog has been the President of Coral Group, Inc., which manages venture capital funds, since November 1993. From October 1986 through October 1993, Mr. Almog was a Senior Vice President of Investment Advisers, Inc., a money management firm and the former manager of certain venture capital partnerships, which partnerships are now managed by Coral Group, Inc. In addition, Mr. Almog is the managing general partner of these venture capital partnerships. Mr. Almog holds a Bachelor of Arts degree in mathematics and a Bachelor of Science degree in computer science and economics from the University of Alabama and a Master of Management degree from the Massachusetts Institute of Technology. Mr. Almog is a director of Delphi Information Systems, Inc. and Tricord Systems, Inc.

    Mr. Bader is Vice President and General Manager of the Worldwide Data Solutions Division of the Land Mobile Products Sector of Motorola, Inc. ("Motorola") and was Vice President and Director of Marketing, Strategy & Development for Motorola's United States and Canada Group between June 1992 and May 1996. Prior to joining Motorola, Mr. Bader was a Manager at Bain & Co., an international management consulting firm, from 1987 to June 1992. Mr. Bader holds a Master Degree in Business Administration from Harvard Graduate School of Business Administration and both a Master of Science degree in chemical engineering and Bachelor of Science degree from the Massachusetts Institute of Technology.

    Mr. Costello has been a director of the Company since April 1996. Mr. Costello has been the Chief Executive Officer of Cadence Design Systems, Inc., a supplier of electronic design automation software and services, since May 1988. Mr. Costello holds a Bachelor of Science degree in mathematics and physics from Harvey Mudd College, a Master of Science degree in physics from Yale University and a Master of Science degree in physics from the University of California, Berkeley.

    Dr. Doll has been a director of the Company since May 1989. In December 1996, he founded Doll Capital Management, a private venture capital firm that invests in entrepreneurial companies in the information technology and communications markets, where he serves as Managing General Partner. From September 1994 to December 1996, Dr. Doll was actively engaged in venture capital activities as a private investor. From September 1985 to September 1994, Dr. Doll was a partner of Accel Partners, a venture capital firm. Dr. Doll holds a Bachelor of Science degree in electrical engineering from Kansas State University and Master of Science and Ph.D. degrees in electrical engineering from the University of Michigan. Dr. Doll is also a director of Network Equipment Technologies, Inc. and numerous private companies.

    Mr. Fabiaschi has been President, Chief Executive Officer and a director of the Company since February 1996 and was its Vice President of Sales and Support from August 1991 to February 1996. From September 1978 to August 1991, he held various positions with MAI Systems Corporation, a vendor of computer systems and applications and operating systems software, and was most recently Vice President of U.S. Sales and Service from December 1989 to August 1991. Mr. Fabiaschi holds a Bachelor of Science degree in accounting from Fairfield University. In 1993, MAI Systems Corporation filed a petition for reorganization under the Bankruptcy Code.

    Mr. Lucas has been a director of the Company since November 1991. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private investor. Mr. Lucas holds a Bachelor of Arts degree in economics and a Master of Business Administration degree from Stanford University. Mr. Lucas is also a director of Amati Communications Corporation, Cadence Design Systems, Inc., Coulter Pharmaceutical, Inc., Macromedia, Inc., Oracle Corporation, Transcend Services, Inc. and Tricord Systems, Inc.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

    The Board met six times, including telephone conference meetings, and acted by written consent twice during fiscal 1996. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board held during the period for which he was a director and the total number of meetings held by all committees of the Board on which he served during the period that he served during fiscal 1996.

    Standing committees of the Board include an Audit Committee, a Compensation Committee and an Executive Committee. The Board does not have a nominating committee or a committee performing similar functions.

    Messrs. Almog and Lucas are currently the members of the Audit Committee. The Audit Committee met four times during fiscal 1996. The Audit Committee meets with the Company's independent accountants to review the adequacy of the Company's internal control systems and financial reporting procedures, reviews the general scope of the Company's annual audit and the fees charged by the independent accountants, reviews and monitors the performance of non-audit services by the Company's auditors, and reviews the fairness of any proposed transaction between management of the Company and the Company, making recommendations, after such review, to the full Board.

    Messrs. Almog and Doll are currently the members of the Company's Compensation Committee. The Compensation Committee met once and acted by written consent 32 times during fiscal 1996. The Compensation Committee is responsible for granting options and stock awards under the Company's employee benefit plans, including executive officers, and is responsible for setting the compensation of all executive officers of the Company.

    Messrs. Almog, Fabiaschi and Lucas are currently the members of the Company's Executive Committee. The Executive Committee met twice during fiscal 1996. The Executive Committee has all the powers and authority of the Board while the Board is not in session, except those powers that may not be lawfully delegated by the Board under the Delaware General Corporation Law and the Company's By-laws and except those specific powers delegated by the Board to another committee.

DIRECTOR COMPENSATION

    The Company does not pay fees to members of its Board, but directors receive reimbursement of authorized expenses.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                         ALL SIX NOMINEES LISTED ABOVE.

                  PROPOSAL NO. 2--APPROVAL OF AMENDMENT TO THE
                           1993 EQUITY INCENTIVE PLAN

    Stockholders are being asked to approve an amendment to the Company's 1993 Equity Incentive Plan (the "Equity Incentive Plan") to increase the number of shares of Common Stock reserved for issuance thereunder from 2,200,000 shares to 3,200,000 shares (an increase of 1,000,000 shares).

    The Board approved the proposed amendment described above on February 19, 1997 to be effective on stockholder approval. Stockholder approval of the amendment requires the affirmative vote of a majority of the Company's voting shares that are present in person or represented by proxy and entitled to vote at the Meeting.

    Below is a summary of the principal provisions of the Equity Incentive Plan, assuming approval of the above amendment, which summary is qualified in its entirety by reference to the full text of the Equity Incentive Plan.

                           1993 EQUITY INCENTIVE PLAN

    EQUITY INCENTIVE PLAN HISTORY. The Board adopted the Equity Incentive Plan on October 21, 1993 and it was approved by stockholders on November 12, 1993 to offer eligible persons an opportunity to participate in the Company's future performance through awards of stock options, restricted stock and stock bonuses.

    SHARES SUBJECT TO THE EQUITY INCENTIVE PLAN. An aggregate of 3,200,000 shares (assuming approval of the proposed amendment) of the Company's Common Stock have been reserved by the Board for issuance under the Equity Incentive Plan. If any option granted pursuant to the 1989 Stock Option Plan or the Equity Incentive Plan expires or terminates for any reason without being exercised in whole or in part, or any award is forfeited or repurchased by the Company at the original issue price or terminates without being issued, the shares released from such award will again become available for grant and issuance under the Equity Incentive Plan. In addition, any shares issuable upon exercise of options granted pursuant to the Company's 1989 Stock Option Plan that expire or become unexercisable for any reason without having been exercised in full also will become available for distribution under the Equity Incentive Plan. As of March 17, 1997, assuming approval of the proposed amendment, options to purchase 1,274,992 shares of the Company's Common Stock are available for distribution under the Equity Incentive Plan.

    ADMINISTRATION. The Equity Incentive Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by the Board. The Committee currently consists of Yuval Almog and Dixon R. Doll, both of whom are "disinterested persons" as that term is defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    Subject to the terms of the Equity Incentive Plan, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the Equity Incentive Plan or any awards granted thereunder. See the Compensation Committee Report on Executive Compensation contained herein.

    ELIGIBILITY. Employees, officers, directors, consultants, independent contractors and advisers of the Company (and of any parent, subsidiaries and affiliates) whom the Board deems to have any potential to contribute to the future success of the Company (the "Participants") will be eligible to receive awards under the Equity Incentive Plan, provided such consultants, independent contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No "Named Executive Officer," as that term is defined under Item 402(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act (a "Named Executive Officer"), is eligible to receive more than 750,000 shares of Common Stock over the term of the Equity Incentive Plan. As of March 17, 1997, approximately 101 persons were eligible to receive awards under the Equity Incentive Plan, 59,808 shares had been issued upon exercise of options and 2,048,563 shares were subject to outstanding options. As of that date, 1,274,992 shares were available for future awards, after taking into account the proposed increase, and the fair market value of the Company's Common Stock was $3.88 per share. As of March 17, 1997, the following Named Executive Officers have been granted options to purchase shares of Common Stock under the Equity Incentive Plan as follows: Michael A Fabiaschi, 330,000 shares; Richard
A. Cortese, 150,000 shares; Isaac Shpantzer, 180,000 shares; Emmett Hume, 165,000 shares; Paul Edelhertz, 200,000 shares; David J. Maenke, 150,000 shares; Ronald Bosrock, 100,000 shares; and James Flaherty, 30,000 shares. Current executive officers as a group have been granted options to purchase 900,000 shares, and all employees as a group, other than executive officers, have been granted options to purchase 1,572,429 shares.

    STOCK OPTIONS. The Equity Incentive Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs").

    ISOs may be granted only to employees. The option exercise price for each ISO must be no less than 100% of the fair market value (as defined in the Equity Incentive Plan) of a share at the time such option is granted (except in the case of a 10% stockholder, in which case the exercise price must be no less than 110% of the fair market value). The option exercise price for each NQSO must be no less than 85% of the fair market value of a share at the time of grant.

    The exercise price of options granted under the Equity Incentive Plan, must be paid: (1) in cash or by check; (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares that either (i) have been owned by the Participant for more than six months and have been paid for within the meaning of Rule 144 of the Securities Act or (ii) were obtained by the Participant in the public market; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a "same-day sale" commitment from the Participant and a NASD broker; (8) by a "margin" commitment from the Participant and a NASD broker; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

    RESTRICTED STOCK AWARDS. The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of the Company's Common Stock on the date of the award (except in the case of a 10% stockholder, in which case the purchase price must be 100% of the fair market value), and can be paid for as described under Stock Options above (except through a "same-day sale" or "margin" commitment).

    STOCK BONUS AWARDS. The Committee may grant Participants stock bonus awards either in addition to, or in tandem with, other awards under the Equity Incentive Plan, under such terms, conditions and restrictions as the Committee may determine.

    MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL. In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation, if any, may assume, replace or substitute equivalent awards in exchange for those granted under the Equity Incentive Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the Equity Incentive Plan. In the event that the successor corporation does not assume or substitute the awards, outstanding options will accelerate and become exercisable in full prior to the consummation of such transaction.

    AMENDMENT OF THE EQUITY INCENTIVE PLAN. The Board may at any time terminate or amend the Equity Incentive Plan in any respect, including amending any form of award agreement or instrument to be executed pursuant to the Equity Incentive Plan. The Board may not amend the Equity Incentive Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder or pursuant to the Exchange Act or Rule 16b-3 promulgated thereunder (or its successor) without such approval.

    TERM OF THE EQUITY INCENTIVE PLAN. The Equity Incentive Plan will terminate on October 21, 2003, ten years from the date the Equity Incentive Plan was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

    THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE EQUITY INCENTIVE PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

    INCENTIVE STOCK OPTIONS. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax (the "AMT")). If the Participant holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

    If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

    ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

    NONQUALIFIED STOCK OPTIONS. A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

    RESTRICTED STOCK AND STOCK BONUS AWARDS. Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

    OMNIBUS BUDGET RECONCILIATION ACT OF 1993. The Omnibus Budget Reconciliation Act of 1993 provides that the maximum rate applicable to ordinary income is 39.6%. Long term capital gain will be taxed at a maximum tax rate of 28%. For this purpose, in order to receive long-term capital gain treatment, the stock must be held for more than one year. Capital gains will continue to be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income. The Omnibus Budget Reconciliation Act of 1993 also increased the alternative minimum tax to 26% (28% for alternative minimum taxable income in excess of $175,000) of an individual taxpayer's alternative minimum taxable income, effective with respect to taxable years beginning after December 31, 1992.

    TAX TREATMENT OF THE COMPANY. The Company generally will be entitled to a deduction in connection with the exercise of a NQSO by a Participant or the receipt of restricted stock or stock bonuses by a Participant to the extent that the Participant recognizes ordinary income. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA

    The Equity Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
              OF THE AMENDMENT TO THE 1993 EQUITY INCENTIVE PLAN.

                               NEW PLAN BENEFITS

    The following table sets forth the grants of options received under the Equity Incentive Plan during fiscal 1996, by each of the Named Executive Officers and all current executive officers as a group. The proposed amendment to the Equity Incentive Plan, had it been in effect for fiscal 1996, would have had no effect on such grants.

    Grants under the Equity Incentive Plan are made at the discretion of the Board. Accordingly, future grants under the Equity Incentive Plan are not determinable.

                                                                                         EQUITY INCENTIVE PLAN (1)
                                                                                         --------------------------
                                                                                           EXERCISE
                                                                                             PRICE       NUMBER OF
NAME AND POSITION                                                                          PER SHARE      SHARES
---------------------------------------------------------------------------------------  -------------  -----------
Michael A. Fabiaschi (2) ..............................................................    $    4.80       250,000
President and Chief Executive Officer

Richard A. Cortese (3) ................................................................       --            --
Former President and Chief Executive Officer

Isaac Shpantzer .......................................................................       4.6875        20,000
Fellow and Senior Vice President of Technology

Emmett B. Hume (4) ....................................................................       --            --
Former Vice President of Marketing

Paul Edelhertz ........................................................................       3.9375       175,000
Vice President of Customer Solutions

David J. Maenke .......................................................................       4.1250       150,000
Chief Financial Officer and Secretary

Ronald M. Bosrock (5) .................................................................       --            --
Former Vice President of International Operations

James E. Flaherty (6) .................................................................       --            --
Former Chief Financial Officer and Secretary

All current executive officers as a group (5 persons)..................................       4.44(7)      625,000

------------------------

(1) Future grants are discretionary and future exercise prices of options are unknown, as they are based upon committee discretion and fair market value on the date of grant.

(2) Mr. Fabiaschi was appointed President and Chief Executive Officer of the Company in February 1996.

(3) Mr. Cortese resigned as President and Chief Executive Officer of the Company in February 1996 and resigned as Vice Chairman of the Board of the Company in June 1996.

(4) Mr. Hume resigned as Vice President of Marketing of the Company in February 1997.

(5) Mr. Bosrock resigned as Vice President of International Operations of the Company in March 1996.

(6) Mr. Flaherty resigned as Chief Financial Officer and Secretary of the Company in August 1996 and resigned as Corporate Controller of the Company in December 1996.

(7) Reflects weighted average exercise price.

                  PROPOSAL NO. 3--RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

    The Board has selected Coopers & Lybrand L.L.P. as the Company's independent accountants to perform the audit of the Company's financial statements for the fiscal year ending December 31, 1997, and the stockholders are being asked to ratify such selection. Notwithstanding the selection, the Board, in its discretion may direct the appointment of new independent accountants at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders. In the event of a negative vote of such ratification, the Board will reconsider its selection.

    Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
                   THE SELECTION OF COOPERS & LYBRAND L.L.P.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company, as of March 17, 1997, with respect to beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each present director, (iii) each of the Named Executive Officers and (iv) all executive officers and directors as a group.

                                                                                   AMOUNT AND NATURE
                                                                                     OF BENEFICIAL        PERCENT
NAME OF BENEFICIAL OWNER                                                              OWNERSHIP(1)      OF CLASS(2)
---------------------------------------------------------------------------------  ------------------  -------------
Yuval Almog(3)...................................................................        4,198,460            16.8%
Motorola, Inc.(4)................................................................        2,275,892             9.2
Vanguard Associates III, L.P.(5).................................................        1,847,341             7.4
Investment Advisers, Inc.(6).....................................................        1,279,622             5.1
Michael A. Fabiaschi(7)..........................................................          380,700             1.5
Donald L. Lucas(8)...............................................................          223,040           *
Dixon R. Doll(9).................................................................          171,988           *
Isaac Shpantzer(10)..............................................................          164,145           *
Richard A. Cortese...............................................................           83,581           *
Leif Soderberg(11)...............................................................           75,000           *
Joseph B. Costello(12)...........................................................           60,000           *
Paul Edelhertz...................................................................            1,000           *
David J. Maenke..................................................................               --          --
Ronald Bosrock...................................................................               --          --
James Flaherty...................................................................               --          --
Emmett B. Hume...................................................................               --          --
All executive officers and directors as a group (9 persons) (13).................        5,274,333            20.5%

------------------------

 *  Less than 1%.

(1) Based upon information supplied by officers, directors and principal stockholders, as well as Schedules 13G filed with the Securities and Exchange Commission. Unless otherwise noted, each person or group identified possesses sole voting and sole investment power with respect to such shares, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of March 17, 1997 upon the exercise of options or warrants.

(2) Based upon 24,871,870 shares outstanding on March 17, 1997. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of March 17, 1997 have been exercised.

(3) Represents 48,187 shares owned of record by Mr. Almog and 129,383 shares subject to options that are exercisable within 60 days of March 17, 1997 that, if exercised, would be subject to vesting restrictions with respect to 52,337 shares. Also includes 1,504,374 shares owned of record by Coral Partners II (known as IAI Venture Partners II prior to November 1, 1993), of which Mr. Almog is managing general partner of the general partner, and 2,516,516 shares owned of record by Coral Partners I-Superior (known as Superior Ventures prior to November 1, 1993), of which Mr. Almog is managing general partner of the general partner. Mr. Almog disclaims beneficial ownership with respect to the shares held by these entities except to the extent attributable to him as a result of any ownership interest he may have in such entities. Mr. Almog is Chairman of the Board of Directors of the Company. Mr. Almog's address is Coral Group, Inc., 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(4) The address of Motorola, Inc. is 1303 East Algonquin Road, Schaumburg, Illinois 60196.

(5) The address of Vanguard Associates III, L.P. is 525 University Avenue, Suite 600, Palo Alto, California 94301.

(6) The address of Investment Advisers, Inc. is 3700 First Bank Place, P. O. Box 357, Minneapolis, MN 55440.

(7) Includes 348,200 shares subject to options exercisable within 60 days of March 17, 1997. Mr. Fabiaschi is President, Chief Executive Officer and a director of the Company.

(8) Represents 149,864 shares owned of record by the Donald L. and Lygia S. Lucas Trust dated 12/3/84, 6,557 of which are subject to vesting restrictions, and 73,176 shares subject to options exercisable within 60 days of March 17, 1997 that, if exercised, would be subject to vesting restrictions with respect to 39,075 shares. Mr. Lucas is a director of the Company.

(9) Represents 114,988 shares owned of record by Dr. Doll, 1,430 of which are subject to vesting restrictions, and 48,000 shares subject to options exercisable within 60 days of March 17, 1997 that, if exercised, would be subject to vesting restrictions with respect to 35,251 shares. Also includes 8,000 shares held by the University of Michigan Business School Growth Fund, and 1,000 shares owned by Dr. Doll's son. Dr. Doll is an alumni investment manager for the University of Michigan Business School Growth Fund. Dr. Doll disclaims beneficial ownership with respect to these shares. Dr. Doll is a director of the Company.

(10) Represents 37,858 shares owned of record by Dr. Shpantzer and 109,145 shares subject to options exercisable within 60 days of March 17, 1997. Also includes an aggregate of 17,142 shares, representing 5,714 shares owned by each of Dr. Shpantzer's three children. Dr. Shpantzer disclaims beneficial ownership of the shares owned by his children. Dr. Shpantzer is Fellow and Senior Vice President of Technology of the Company.

(11) Represents 75,000 shares subject to options exercisable within 60 days of March 17, 1997 that, if exercised, would be subject to vesting restrictions with respect to 41,250 shares. Mr. Soderberg is a director of the Company.

(12) Represents 60,000 shares subject to options exercisable within 60 days of March 17, 1997 that, if exercised, would be subject to vesting restrictions with respect to 47,813 shares. Mr. Costello is a director of the Company.

(13) Includes shares described in notes (3), (7), (8), (9), (10), (11) and (12) above.

                               EXECUTIVE OFFICERS

    The following table lists certain information regarding the Company's executive officers as of March 17, 1997, except as otherwise noted.

NAME                                                  AGE                              POSITION
------------------------------------------------      ---      ---------------------------------------------------------
Michael A. Fabiaschi............................          41   President, Chief Executive Officer and Director

Paul Edelhertz..................................          34   Vice President of Customer Solutions

Vladimir Kelman.................................          37   Vice President of Product Development

David J. Maenke.................................          40   Chief Financial Officer and Secretary

Isaac Shpantzer.................................          51   Fellow and Senior Vice President of Technology

------------------------

    Information regarding Michael A. Fabiaschi is listed under "Proposal No. 1--Election of Directors."

    Mr. Edelhertz has been Vice President of Customer Solutions of the Company since September 1996. From 1984 to September 1996, he served as Associate Partner at Andersen Consulting, a business consulting firm. Mr. Edelhertz holds a Bachelor of Arts degree in economics from Claremont McKenna College.

    Mr. Kelman has been Vice President of Product Development of the Company since March 18, 1997 and had been its Director of the Systems Group in Technical Solutions and Services from May 1995 to March 1997, its Manager of the Systems Group in Research and Development from December 1993 to May 1995 and a software systems engineer with the Company from September 1989 to December 1993. Mr. Kelman holds a Bachelor of Science degree in electrical engineering from the Technion-Israel Institute of Technology.

    Mr. Maenke has been Chief Financial Officer and Secretary of the Company since August 1996. From May 1996 to August 1986, he served as Vice President and Chief Financial Officer of Dataserv, an independent third party computer maintenance company. From September 1992 to May 1996, he served as Vice President and Controller of Dataserv and, from January 1990 to September 1992, he served as Treasurer of Dataserv. Mr. Maenke holds a Bachelor of Science degree in accounting from Bemidji State University.

    Dr. Shpantzer has been Fellow and Senior Vice President of Technology of the Company since March 1997 and had been its Chief Technical Officer from April 1996 to March 1997, its Vice President of Research and Development from January 1991 to March 1997 and its director of research from June 1989 to January 1991. From August 1985 to February 1989, he served as DSP Systems and Applications Manager for Zoran Corporation, a vendor of VLSI digital signal processors. Dr. Shpantzer holds Bachelor and Master of Science degrees in electrical engineering from the Technion-Israel Institute of Technology and a Ph.D. in networking from the University of Manitoba in Winnipeg, Canada.

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded to, earned by, or paid for services rendered in all capacities to the Company during each of the fiscal years ended December 31, 1994, 1995 and 1996 by each of the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                                                                                -------------
                                                                          ANNUAL COMPENSATION    SECURITIES
                                                                         ---------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                 FISCAL YEAR  SALARY($)   BONUS($)    OPTIONS(#)
----------------------------------------------------------  -----------  ----------  ---------  -------------
Michael A. Fabiaschi(1) ..................................        1996   $  194,103(2) $  95,000(2)     250,000
  President and Chief Executive Officer                           1995      200,000(2)        --      30,000
                                                                  1994      200,000(2)        --      50,000
Richard A. Cortese(3) ....................................        1996      167,981         --           --
  Former President and Former Vice Chairman of the Board          1995      224,843         --      356,727(4)
                                                                  1994      234,230     52,500           --
Isaac Shpantzer ..........................................        1996      174,719     27,300       20,000
  Fellow and Senior Vice President of Technology                  1995      159,000     19,000       30,000
                                                                  1994      148,362     28,000       80,000
Emmett B. Hume(5) ........................................        1996      147,789      6,750           --
  Former Vice President of Marketing                              1995      132,625     27,000      165,000
                                                                  1994           --         --           --
Paul Edelhertz ...........................................        1996       63,718     41,667      175,000
  Vice President of Customer Solutions                            1995           --         --           --
                                                                  1994           --         --           --
David J. Maenke ..........................................        1996       50,193     10,417      150,000
  Chief Financial Officer and Secretary                           1995           --         --           --
                                                                  1994           --         --           --
Ronald M. Bosrock ........................................        1996      142,941         --           --
  Former Vice President of International Operations               1995       59,856         --      100,000
                                                                  1994           --         --           --
James E. Flaherty ........................................        1996      102,204      9,000           --
  Former Chief Financial Officer and Secretary                    1995       94,789      8,000       10,000
                                                                  1994       88,673     13,700       20,000

------------------------
(1) Mr. Fabiaschi was appointed President and Chief Executive Officer of the Company in February 1996.

(2) Includes $80,000 of guaranteed commissions in each of fiscal 1994 and fiscal 1995, and includes $18,333 of draw or commissions prior to February 1996, the date that Mr. Fabiaschi was appointed President and Chief Executive Officer of the Company. Mr. Fabiaschi's employment agreement provided that he was eligible for a bonus in 1996 of $90,000; the Board of Directors of the Company awarded a bonus of $95,000.

(3) Mr. Cortese resigned as President and Chief Executive Officer of the Company in February 1996 and resigned as Vice Chairman of the Board of Directors in June 1996.

(4) Includes options to purchase 206,727 shares of the Company's Common Stock that were issued by the Company to Mr. Cortese to replace shares of stock that he sold back to the Company at his original cost of $0.10 per share.

(5) Mr. Hume resigned as Vice President of Marketing of the Company in February 1997. The Company and Mr. Hume entered into a Severance Agreement and Mutual Release dated February 26, 1997, as amended March 18, 1997, pursuant to which the Company agreed to pay Mr. Hume an amount equal to his regular base salary in effect at the time of his resignation semi-monthly through December 1997 and an amount equal to an additional three months of salary in December 1997, and Mr. Hume agreed to forfeit options to purchase 155,000 shares of the Company's Common Stock. Prior to his resignation, Mr. Hume had exercised options to purchase 10,000 shares of the Company's Common Stock in 1997.

OPTION GRANTS

    The following table sets forth information regarding individual option grants pursuant to the Company's Equity Incentive Plan during fiscal 1996 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective terms. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock.

                          OPTION GRANTS IN FISCAL 1996

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                     NUMBER OF    PERCENT OF                                ANNUAL RATES OF STOCK
                                    SECURITIES   TOTAL OPTIONS                                PRICE APPRECIATION
                                    UNDERLYING    GRANTED TO     EXERCISE                      FOR OPTION TERM
                                      OPTIONS    EMPLOYEES IN    PRICE PER    EXPIRATION   ------------------------
NAME                                GRANTED(1)    FISCAL 1996      SHARE         DATE        5%(2)        10%(2)
----------------------------------  -----------  -------------  -----------  ------------  ----------  ------------

Michael A. Fabiaschi..............     250,000          23.7%    $   4.80      02/28/2006  $  754,674  $  1,912,491
Richard A. Cortese................          --        --            --            --               --            --
Isaac Shpantzer...................      20,000           1.9         4.6875    04/30/2006      58,959       149,413
Emmett B. Hume....................          --        --            --            --               --            --
Paul Edelhertz....................     175,000          16.6          3.9375   09/05/2006     433,348     1,098,188
David J. Maenke...................     150,000          14.2          4.1250   08/19/2006     389,129       986,128
Ronald M. Bosrock.................          --       --             --            --               --            --
James E. Flaherty.................          --       --             --            --               --            --

------------------------

(1) These securities are subject to incentive stock options that were granted at fair market value and become exercisable with respect to 25% of the shares on the first anniversary date after the date of grant and with respect to 6.25% of the shares each quarter thereafter.

(2) The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during fiscal 1996, including the aggregate amount of gain on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on December 31, 1996 by each of the Named Executive Officers. Also reported are values for "in-the-money" stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Common Stock as of December 31, 1996 as determined by the closing price of the Company's Common Stock as reported on the Nasdaq National Market.

  AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                   OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                SHARES                         FISCAL YEAR END(#)         FISCAL YEAR END($)(2)
                               ACQUIRED         VALUE      --------------------------  ---------------------------
NAME                        ON EXERCISE(#)  REALIZED($)(1) EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------  --------------  -------------  -----------  -------------  ------------  -------------

Michael A. Fabiaschi......            --              --      280,700        297,500   $  1,038,379            --
Richard A. Cortese........       530,532     $ 2,654,949      108,384             --        331,354            --
Isaac Shpantzer...........        26,000         118,456       92,308         94,000         70,078   $    23,547
Emmett B. Hume(3).........            --              --       66,563         98,437         50,157       150,474
Paul Edelhertz............            --              --           --        175,000             --        65,625
David J. Maenke...........            --              --           --        150,000             --        28,125
Ronald M. Bosrock.........            --              --       31,250         68,750             --            --
James E. Flaherty.........        20,000         100,188       37,875             --        107,662            --

------------------------

(1) "Value Realized" represents the fair market value of the shares of Common Stock underlying the option on the date of exercise less the aggregate exercise price of the option.

(2) The values of the options shown have not been and may never be realized and are based on the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Company's Common Stock on December 31, 1996 ($4.3125).

(3) Mr. Hume resigned as Vice President of Marketing of the Company in February 1997. The Company and Mr. Hume entered into a Severance Agreement and Mutual Release dated February 26, 1997, as amended March 18, 1997, pursuant to which the Company agreed to pay Mr. Hume an amount equal to his regular base salary in effect at the time of his resignation semi-monthly through December 1997 and an amount equal to an additional three months of salary in December 1997, and Mr. Hume agreed to forfeit options to purchase 155,000 shares of the Company's Common Stock. Prior to his resignation, Mr. Hume had exercised options to purchase 10,000 shares of the Company's Common Stock in 1997.

EMPLOYMENT AGREEMENTS

    On February 29, 1996, the Company amended its agreement with Michael A. Fabiaschi dated July 23, 1991. The amended agreement (the "Fabiaschi Agreement") provides that Mr. Fabiaschi will be appointed President and Chief Executive Officer of the Company. The Fabiaschi Agreement also provides that the Board will appoint Mr. Fabiaschi as a member of the Board to fill a vacancy and will use its best efforts to cause him to be nominated and reelected to the Board for each future fiscal year during the term of his employment. The Fabiaschi Agreement provides for employment at will, has an indefinite term and establishes an initial base salary of $180,000, which salary will be reviewed by the Board annually for possible increases to be effective at the start of each succeeding fiscal year. Mr. Fabiaschi is further entitled to receive a cash bonus at the end of fiscal 1996 of up to $90,000, one-half of which he will earn if he continues to be employed as President and Chief Executive Officer until the end of fiscal 1996 and one-half of which he will earn if certain Company and personal performance milestones that are agreed upon by Mr. Fabiaschi and the Board in advance are achieved. Mr. Fabiaschi will be entitled to receive a cash bonus at the end of each subsequent fiscal year at the discretion of the Compensation Committee, subject to achieving in whole or in part Company and personal performance milestones that are agreed upon by Mr. Fabiaschi and the Board in advance. Pursuant to the Fabiaschi Agreement, the Company has also granted Mr. Fabiaschi an option to purchase 250,000 shares of the Company's Common Stock. This option is in addition to the options to purchase 280,700 shares granted pursuant to the agreement dated July 23, 1991. In the event that the Company terminates Mr. Fabiaschi's employment other than for cause, the Company must continue to pay Mr. Fabiaschi his base salary and to provide him with benefits for six months and, if such termination is due to a change of control of the Company (with such termination occurring within six months of the change of control), then the Company must pay Mr. Fabiaschi an additional amount equal to his base salary and guaranteed bonus for the preceding twelve month period.

    The Company has entered into a standard employment agreement with each of its employees (except Mr. Fabiaschi) which provides for protection of the Company's confidential information, assignment to the Company of certain inventions, and a prohibition against competition with the Company for two years following termination. Messrs. Edelhertz and Maenke and Dr. Shpantzer, among others, are subject to such agreements. No assurance can be given, however, that any such noncompetition agreement would be enforced by a court.

                              CERTAIN TRANSACTIONS

    The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

GENERAL

    The Compensation Committee of the Board of Directors (the "Committee") makes decisions regarding non-equity compensation for executives which are approved by the entire Board or by the Executive Committee. Final decisions regarding stock option grants to executives are made by the Committee itself. The Committee is composed of two independent non-employee directors, neither of whom has any interlocking relationships as defined by the Securities and Exchange Commission. Each of the members of the Committee is a "disinterested" director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Although Michael A. Fabiaschi attends the meetings of the Committee, he does not participate in deliberations that relate to his own compensation.

GENERAL COMPENSATION POLICY

    The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee typically reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers and employees of the Company before the beginning of each year. The Committee administers the Company's incentive plans, including the 1993 Equity Incentive Plan (the "Equity Incentive Plan"). Stock options granted under the Equity Incentive Plan provide long-term incentives for officers because they generally have value only if the price of the Company's stock increases above the fair market value on the grant date and the officer remains in the Company's employ for the period required for the shares to vest.

    The Committee's philosophy in compensating executive officers, including the CEO, is to consider (1) the Company's financial performance during the past year, (2) the individual's performance during the past year, and (3) the salaries of executive officers in similar positions of companies of comparable size and other companies in the telecommunications industry. With respect to executive officers other than the CEO, the Committee places considerable weight upon the recommendations of the CEO. The method for determining compensation varies from case to case based on a discretionary and subjective determination of what is appropriate at the time. In general, for 1996 no one factor was given greater consideration in determining compensation than the other factors listed above.

1996 EXECUTIVE COMPENSATION

    BASE COMPENSATION. Prior to the beginning of fiscal 1996, the Committee reviewed the performance and market data outlined above and established a base salary level for each executive officer, including the CEO.

    INCENTIVE COMPENSATION. The Company awards cash bonuses only if an executive officer achieves or exceeds individual performance goals and the Company meets relevant corporate objectives that are set by the Committee at the beginning of the year. These factors receive approximately equal weighting, but subjective factors can alter the weighting in any specific case. The CEO's subjective judgment of executives' performances (other than his own) is taken into account in determining whether individual performance goals have been satisfied. Because the Company's business is still at an early stage of development, the

Company's corporate objectives include the establishment of strategic relationships with corporate partners, continuing development of the Company's products, and organizational growth, as well as typical measurements of operational performance, such as number of customers, revenues and profitability. The specific Company objectives, which are considered by the Company to be confidential business information, do not necessarily have an immediate or direct effect on the trading price of the Common Stock of the Company. Target bonuses generally are set at 20% of an executive officer's base compensation. The Committee retains discretion to award full, partial or pro rata bonus payments or awards to executives for partial achievement of objectives.

    STOCK OPTIONS. In 1996, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, and, occasionally, to achieve equity within a peer group. The Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is determined by the Committee in its sole discretion and is based on anticipated future contributions and ability to impact corporate and/or business unit results, past performance where applicable and consistency within the executive's peer group. In the discretion of the Committee, executive officers may also be granted stock options under the Equity Incentive Plan to provide greater incentives to those officers to continue their employment with the Company and to strive to increase the value of the Company's Common Stock. The relative importance of these factors varies from case to case based on a discretionary and subjective determination by the Committee of what is appropriate at the time. The stock options generally become exercisable over a four-year period (25% at the end of the first year and 6.25% each quarter thereafter) and are granted at a price that is equal to the fair market value of the Company's Common Stock on the date of grant.

COMPANY PERFORMANCE AND CEO COMPENSATION

    The Committee based Mr. Fabiaschi's compensation for fiscal 1996 on the Company's financial performance, Mr. Fabiaschi's performance in his prior position of Vice President of Sales and Support, the salaries of CEO's in similar positions of companies of comparable size and other companies in the telecommunications industry.

COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

    The Company's Equity Incentive Plan complies with the requirements of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and limits the total number of options any Named Executive Officer receives to 750,000 over the life of the plan. The Company does not expect cash compensation to be affected by the requirements of Section 162(m) for fiscal year 1997.

                                          COMPENSATION COMMITTEE

                                          Yuval Almog
                                          Dixon R. Doll

                        COMPANY STOCK PRICE PERFORMANCE

    The stock price performance graph below includes companies required by the Securities and Exchange Commission and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

    The following graph demonstrates a comparison of cumulative total returns based upon an initial investment of $100.00 in the Company's Common Stock as compared with the Hambrecht & Quist Technology Index and the Nasdaq Stock Market--U.S. Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price on December 10, 1993 (the date the Company's Common Stock began trading on the Nasdaq National Market), December 31, 1993, December 31, 1994, December 31, 1995 and December 31, 1996.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           RACOTEK, INC.   H&Q TECHNOLOGY INDEX   NASDAQ STOCK MARKET - U.S. INDEX
12/10/93        $ 100.00                $ 100.00                           $ 100.00
12/31/93        $ 144.64                $ 102.88                           $ 102.05
12/30/94         $ 48.21                $ 119.42                            $ 99.79
12/29/95         $ 73.21                $ 179.31                           $ 140.96
12/31/96         $ 61.61                $ 215.15                           $ 173.61

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    Yuval Almog and Dixon R. Doll served on the Compensation Committee of the Board of Directors during the fiscal year ended December 31, 1996.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than November 28, 1997 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

                         COMPLIANCE UNDER SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms furnished to the Company and representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during 1996.

                                 OTHER BUSINESS

    The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Dated: March 28, 1997

                                          By Order of the Board of Directors

                   [SIG]

                                          Michael A. Fabiaschi
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                 RACOTEK, INC.
                           1993 EQUITY INCENTIVE PLAN
                          As Adopted October 21, 1993
                          As Amended December 22, 1995
                          As Amended February 19, 1997

    1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parents, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 24.

    2.  SHARES SUBJECT TO THE PLAN.

        2.1 NUMBER OF SHARES AVAILABLE. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be 3,200,000 Shares. Any Shares issuable upon exercise of options granted pursuant to the 1989 Stock Option Plan (the "PRIOR PLAN") that expire or become unexercisable for any reason without having been exercised in full shall no longer be available for distribution under the Prior Plan, but shall be available for distribution under this Plan. Subject to Sections 2.2 and 18, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option, (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price, or (c) are subject to an Award that otherwise terminates without Shares being issued.

        2.2 ADJUSTMENT OF SHARES. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then
    (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and
    (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; PROVIDED, HOWEVER, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded up to the nearest Share, as determined by the Committee; and PROVIDED, FURTHER, that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

    3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisers of the Company or any Parent, Subsidiary or Affiliate of the Company; PROVIDED such consultants, contractors and advisers render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. "Named Executive Officers" (as that term is defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act) shall each be eligible to receive up to an aggregate maximum of 750,000 Shares over the term of the Plan. A person may be granted more than one Award under the Plan.

    4.  ADMINISTRATION.

        4.1 COMMITTEE AUTHORITY. The Plan shall be administered by the Committee or the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. The Committee shall have the authority to:

           (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

           (b) prescribe, amend and rescind rules and regulations relating to the Plan;

           (c) select persons to receive Awards;

           (d) determine the form and terms of Awards;

           (e) determine the number of Shares or other consideration subject to Awards;

           (f) determine whether Awards will be granted singly, in combination, in tandem, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

           (g) grant waivers of Plan or Award conditions;

           (h) determine the vesting, exercisability and payment of Awards;

           (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

           (j) determine whether an Award has been earned; and

           (k) make all other determinations necessary or advisable for the administration of the Plan.

        4.2 COMMITTEE DISCRETION. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company.

        4.3 EXCHANGE ACT REQUIREMENTS. If two or more members of the Board are Outside Directors, the Committee shall be comprised of at least two members of the Board, all of whom are Outside Directors and Disinterested Persons. The Company will take appropriate steps to comply with the disinterested administration requirements of Section 16(b) of the Exchange Act, which shall consist of the appointment by the Board of a Committee consisting of not less than two members of the Board, each of whom is a Disinterested Person.

    5. OPTIONS. The Committee may grant Options to eligible persons and shall determine whether such Options shall be Incentive Stock Options within the meaning of the Code ("ISOS") or Nonqualified Stock Options ("NQSOS"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

        5.1 FORM OF OPTION GRANT. Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or NQSO ("STOCK OPTION AGREEMENT"), and be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

        5.2 DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of the Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

        5.3 EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of one hundred twenty (120) months from the date the Option is granted, and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any

    Parent or Subsidiary of the Company ("TEN PERCENT STOCKHOLDER") shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number or percentage as the Committee determines.

        5.4 EXERCISE PRICE. The Exercise Price shall be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that (i) the Exercise Price of an ISO shall be not less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of the Plan.

        5.5 METHOD OF EXERCISE. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "EXERCISE AGREEMENT") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding Participant's investment intent and access to information, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

        5.6 TERMINATION. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option shall always be subject to the following:

           (a) If the Participant is Terminated for any reason except death or Disability, then Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than ninety (90) days after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event, no later than the expiration date of the Options.

           (b) If the Participant is terminated because of death or Disability (or the participant dies within three months of such termination), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Stock Option Agreement), but in any event no later than the expiration date of the Options.

        5.7 LIMITATIONS ON EXERCISE. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

        5.8 LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

        5.9 MODIFICATION, EXTENSION OR RENEWAL. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; PROVIDED, HOWEVER, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under
    Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; PROVIDED, FURTHER, that the Exercise Price shall not be reduced below the par value of the Shares, if any.

        5.10 NO DISQUALIFICATION. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
    Section 422 of the Code.

    6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee shall determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "PURCHASE PRICE"), the restrictions to which the Shares shall be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

        6.1 FORM OF RESTRICTED STOCK AWARD. All purchases under a Restricted Stock Award made pursuant to the Plan shall be evidenced by an Award Agreement ("RESTRICTED STOCK PURCHASE AGREEMENT") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The offer of Restricted Stock shall be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer shall terminate, unless otherwise determined by the Committee.

        6.2 PURCHASE PRICE. The Purchase Price of Shares sold pursuant to a Restricted Stock Award shall be determined by the Committee and shall be at least 85% of the Fair Market Value of the Shares when the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price shall be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of the Plan.

        6.3 RESTRICTIONS. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

    7.  STOCK BONUSES.

        7.1 AWARDS OF STOCK BONUSES. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent, Subsidiary or Affiliate of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to an Award Agreement (the "STOCK BONUS AGREEMENT") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in Participant's individual Award Agreement (the "PERFORMANCE STOCK BONUS

    AGREEMENT") that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent, Subsidiary or Affiliate and/or individual performance factors or upon such other criteria as the Committee may determine.

        7.2 TERMS OF STOCK BONUSES. The Committee shall determine the number of Shares to be awarded to the Participant and whether such Shares shall be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee shall determine: (a) the nature, length and starting date of any period during which performance is to be measured (the "PERFORMANCE PERIOD") for each Stock Bonus; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant; and (d) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

        7.3 FORM OF PAYMENT. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee shall determine.

        7.4 TERMINATION DURING PERFORMANCE PERIOD. If a Participant is Terminated during a Performance Period for any reason, then such Participant shall be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Performance Stock Bonus Agreement, unless the Committee shall determine otherwise.

    8.  PAYMENT FOR SHARE PURCHASES.

        8.1 PAYMENT. Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

        (a) by cancellation of indebtedness of the Company to the Participant;

        (b) by surrender of Shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such Shares); or (2) were obtained by Participant in the public market;

        (c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; PROVIDED, HOWEVER, that Participants who are not employees of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; PROVIDED, FURTHER, that the portion of the Purchase Price equal to the par value of the Shares, if any, must be paid in cash;

        (d) by waiver of compensation due or accrued to Participant for services rendered;

        (e) by tender of property;

        (f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

           (1) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

           (2) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company;

        (g) by any combination of the foregoing.

        8.2 LOAN GUARANTEES. The Committee may help the Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

    9.  WITHHOLDING TAXES.

        9.1 WITHHOLDING GENERALLY. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

        9.2 STOCK WITHHOLDING. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the "TAX DATE"). All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

        (a) the election must be made on or prior to the applicable Tax Date;

        (b) once made, then except as provided below, the election shall be irrevocable as to the particular Shares as to which the election is made;

        (c) all elections shall be subject to the consent or disapproval of the Committee;

        (d) if the Participant is an Insider and if the Company is subject to
    Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six
    (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date) or (B) the exercise of the Option or election to use stock withholding must be made in the ten
    (10) day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales or earnings; PROVIDED, that, prior to the date the Company elects to comply with the requirements of Rule 16b-3, as amended effective May 1, 1992, the provisions of former Rule 16b-3(e) of the Exchange Act shall apply with respect to any such elections; and

        (e) in the event that the Tax Date is deferred until six (6) months after the delivery of Shares under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

    10.  PRIVILEGES OF STOCK OWNERSHIP.

        10.1 VOTING AND DIVIDENDS. No Participant shall have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; PROVIDED, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock; PROVIDED, FURTHER, that the Participant shall have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 12.

        10.2 FINANCIAL STATEMENTS. The Company shall provide financial statements to each Participant prior to such Participant's purchase of Shares under the Plan, and to each Participant annually during the period such Participant has Options outstanding; PROVIDED, HOWEVER, the Company shall not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

    11. TRANSFERABILITY. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

    12. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, and/or (b) a right to repurchase a portion of or all Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness, at: (A) with respect to Shares that are "Vested" (as defined in the Award Agreement), the higher of: (l) Participant's original Purchase Price, or (2) the Fair Market Value of such Shares on Participant's Termination Date, PROVIDED, such right of repurchase terminates when the Company's securities become publicly traded; or (B) with respect to Shares that are not "Vested" (as defined in the Award Agreement), at the Participant's original Purchase Price, provided, that the right to repurchase at the original Purchase Price lapses at the rate of at least 20% per year over 5 years from the date the Shares were purchased, and if the right to repurchase is assignable, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

    13. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

    14. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; PROVIDED, HOWEVER, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a prorata basis as the promissory note is paid.

    15. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

    16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

    17. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

    18.  CORPORATE TRANSACTIONS.

        18.1  ASSUMPTION OR REPLACEMENT OF AWARDS BY SUCCESSOR.  In the event of
    (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or
    (d) any other transaction which qualifies as a "corporate transaction" under
    Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (EXCEPT for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject repurchase restrictions no less favorable to the Participant.

        18.2 EXPIRATION OF OPTIONS. In the event such successor corporation, if any, refuses to assume or substitute the Options as provided above, pursuant to a transaction described in Susection 18.1(a), (b), (c) or (d) above, such Option shall, notwithstanding any contrary terms of the Award, accelerate and become exercisable in full prior to the consummation of such transaction.

        18.3 OTHER TREATMENT OF AWARDS. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

    18.4 ASSUMPTION OF AWARDS BY THE COMPANY. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (EXCEPT that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

    19. ADOPTION AND STOCKHOLDER APPROVAL. The Plan shall become effective on the date that it is adopted by the Board (the "EFFECTIVE DATE"). The Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to the Plan; PROVIDED, HOWEVER, that: (a) no Option may be exercised prior to initial stockholder approval of the Plan; (b) no Option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Award shall be cancelled and any purchase of Shares hereunder shall be rescinded. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to stockholder approval.

    20. TERM OF PLAN. The Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of stockholder approval.

    21. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; PROVIDED, HOWEVER, that the Board shall not, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder.

    22. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    23. GOVERNING LAW. The Plan and all agreements, documents and instruments entered into pursuant to the Plan shall be governed by and construed in accordance with the internal laws of the State of Minnesota except to the extent required to be governed under the General Corporation Law of the State of Delaware.

    24. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

    "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

    "AWARD" means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

    "AWARD AGREEMENT" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

    "BOARD" means the Board of Directors of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

    "COMPANY" means Racotek, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

    "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

    "DISINTERESTED PERSON" shall have the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXERCISE PRICE" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

    "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

        (a) if such Common Stock is then quoted on the NASDAQ National Market System, its last reported sale price on the NASDAQ National Market System or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

        (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

        (c) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market System nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

        (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

    "INSIDER" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

    "OPTION" means an award of an option to purchase Shares pursuant to Section
5.

    "OUTSIDE DIRECTOR" shall mean any director who is not (i) a current employee of the Company or any Parent, Subsidiary or Affiliate of the Company, (ii) a former employee of the Company or any Parent, Subsidiary or Affiliate of the Company who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) a current or former officer of the Company or any Parent, Subsidiary or Affiliate of the Company or (iv) currently receiving compensation for personal services in any capacity, other than as a director, from the Company or any Parent, Subsidiary or Affiliate of the Company; provided, however, that at such time as the term "Outside Director", as used in Section 162(m) is defined in regulations promulgated under Section 162(m) of the Code, "Outside Director" shall have the meaning set forth in such regulations, as amended from time to time and as interpreted by the Internal Revenue Service.

    "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    "PARTICIPANT" means a person who receives an Award under the Plan.

    "PLAN" means this Racotek, Inc. 1993 Equity Incentive Plan, as amended from time to time.

    "RESTRICTED STOCK AWARD" means an award of Shares pursuant to Section 6.

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SHARES" means shares of the Company's Common Stock, $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 15, and any successor security.

    "STOCK BONUS" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

    "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    "TERMINATION" or "TERMINATED" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, PROVIDED, that such leave is for a period of not more than ninety
(90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "TERMINATION DATE").

RACOTEK, INC.
7301 OHMS LANE, SUITE 200
MINNEAPOLIS, MINNESOTA 55439

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RACOTEK, INC.

    The undersigned hereby appoints Michael A. Fabiaschi and David J. Maenke as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $.01 par value, of Racotek, Inc. ("RACOTEK") held of record by the undersigned on March 17, 1997, at the Annual Meeting of Stockholders of Racotek to be held on Tuesday, May 13, 1997, and at any continuations or adjournments thereof.

    This Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees, FOR Proposals 2 and 3 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Annual Meeting.

    /X/ Please mark votes as in this example.

    The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR Proposals 2 and 3.

1.     ELECTION OF DIRECTORS.   FOR all nominees      WITHHOLD AUTHORITY
                                listed below          TO VOTE FOR ALL
                                EXCEPT AS MARKED.     NOMINEES. / /
                                / /
 To withhold authority to vote for any individual nominee, strike a line through that nominee's name:
Yuval Almog, Jamie B. Bader, Joseph B. Costello, Dixon R. Doll, Michael A.
                      Fabiaschi and Donald L. Lucas

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
         ENVELOPE. CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
                                SEE REVERSE SIDE

2.     Proposal to approve the amendment to the 1993 Equity Incentive
       Plan.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for fiscal 1997.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

    This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.
                                             Signature: ________________________
                                             Date ________________________, 1997
                                             Signature: ________________________
                                             Date ________________________, 1997
                                 (Reverse Side)

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.